ARTICLES OF INCOPPORATION
                                       OF
                           SWAN VALLEY SNOWMOBILES, INC.

     THE UNDERSIGNED natural person of the age of eighteen (18) Yes or more, acting as incorporator of a corporation under the Nevada Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

                               ARTICLES  I - NAME
                               ------------------

The  name  of  the  corporation  is  Swan  Valley  Snowmobiles,  Inc.

                             ARTICLES II - DURATION
                             ----------------------

The  duration  of  the  corporation  is  perpetual.

                             ARTICLES III - PURPOSES
                             -----------------------

The  purpose  or  purposes  for  which  the  corporation  is  engaged  are:

     (a) To engage in the specific business; of repairing snowmobiles. Also, the business of making investments, including Investments in, purchase and Ownership of any and all kinds of property assets or business whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

     (b) To acquire by purchase, exchange, gift, bequest subscription, or otherwise; and to hold, own mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities Including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or

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other  obligations,  and  my  certification  receipts or other instrumentalities representing rights or interests therein an any property of created or issued by any person, firm, associate. or corporation, at instrument thereof, to make payment thereof in any lawful manner or to issue in exchange therefor it unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges, in respect thereof.

     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may. at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principals agents, partners, trustees, or otherwise, either alone or in conjunction with any other person association, or corporation.

     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be hold to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the Intention that the Purpose and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

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                               ARTICLE IV - STOCK
                               ------------------

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a per value of $.001 per share. All common stock of the corporation shall be of the same class, common, and shall have the same rights and preference. Fully paid stock of this corporation shall not be liable to any further call or assessment. The corporation shall also have authority to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the corporation.

                              ARTICLE V - AMENDMENT
                              ---------------------

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to votes an each such amendment

                        ARTICLE VI - SHAREHOLDERS' RIGHTS
                        ---------------------------------

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                  ARTICLE  VII  -  INITIAL  OFFICE  AND  AGENT
                  --------------------------------------------

                    The  Corporate  Trust  Company  of  Nevada
                    One  East  Fast  Street
                    Reno,  Nevada  Bowl

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                           ARTICLE  VIII  -  DIRECTORS
                           ---------------------------

     The directors are hereby given the authority to do any act an behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain Incorporation whom the Articles of Incorporation authorized such action by the directors, the directors are hereby given authority to act in such instances without specifically numbering such potential action Instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all asset of the business without stockholders' approval.

     The number of directors constituting the Initial Board of Directors of this corporation is one. The name and address of the person who is to serve as Director until the first annual meeting of stockholders or until his successor is elected, is:

               NAME                                  ADDRESS
               ----                                  -------

               Darold  Moeller                       P.O.  Sax  43
                                                     Swan Wiley, Idaho &U49


                           ARTICLES IX - INCORPORATORS
                           ---------------------------

     The  name  and  address  of  each  incorporator  Is:

               NAME                                  ADDRESS
               ----                                  -------

               Thomm  G.  Kimble                     311 South State, Suite 440
     Salt  Lake  City,  Utah  84111


                                   ARTICLE X
                                   ---------

           COMMON  DIRECTORS  -  TRANSACTIONS  BETWEEN  CORPORATIONS
           ---------------------------------------------------------

No contract or other transaction between this corporation and any one or more of its

                                      4
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directors  or  officers or any other corporation, firm association. or entity in which one or more of its directors or officers are financially interested, shall be either void or violable because of such relationship or Interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract of transaction, or because his or their votes are counted for such purpose it (a) the fact of such relationship or interest Is disclosed or known to the board of Directors or committee which authorizes, approves, or ratifies the contract or transaction In good faith by vote or consent sufficient for the purpose without counting the votes or consents of such Interested director; or (b) the fact of such relationship or Interest is disclosed or known to the stockholders entitled to vote and they, authorize. approve, or ratify such contract or transaction by vote or written consent (c) the fact of the common directorship, office or financial Interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or (d) the contract or transaction; is fair and reasonable to the corporation at the time it is approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof, which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XI
                                   ----------

                       LIABILTIY OF DIRECTORS AND OFFICERS
                       -----------------------------------

     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or

                                      5
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officer.  Notwithstanding  the  foregoing  sentence, a director officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violator of law, or (ii) for the payment of dividends In violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect an the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and am, to the best of my knowledge and believe, true, correct and complete.

DATED  this  25  day  of  October,  1995.


                                          /S. Thomas G. Kimble
                                              --------------------------------
                                              Thomas G. Kimble
                                              Incorporator

STATE  OF  UTAH
COUNTY  OF  SALT  LAKE

     On  the 25th day of October, 1995, personally appeared before me. Thomas G.
             ----
Kimble, who duty acknowledged to me that he signed the foregoing Articles of Incorporation.


                                          Diana L. Holbrook
                                          --------------------------------
                                          NOTARY  PUBLIC
                                          Residing  at  Saft  Lake  County


[ N O T A R Y  P U B L I C  S E A L ]



                                                              RECEIVED
                                                              OCT 26, 1995

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